Exhibit 23

PENNROCK FINANCIAL SERVICES CORP
INDEPENDENT AUDITORS' CONSENT

(LETTERHEAD)

We consent to the incorporation by reference in the registration statement of PennRock Financial Services Corp. on Form S-3 (No. 33-10568) of our report dated January 26, 1996 on the consolidated financial statements of PennRock Financial Services Corp. and subsidiary appearing in and incorporated by reference in this Annual Report on Form 10-K.

                                                  /s/  Simon Lever & Company

March 25, 1996